Exhibit 24.1
SPECTRA ENERGY PARTNERS, LP
Power of Attorney
FORM S-3
Registration Statement
Under
The Securities Act of 1933
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and certain directors and officers of Spectra Energy Partners GP, LLC, as general partner of Spectra Energy Partners (DE) GP, LP, as general partner of Spectra Energy Partners, LP, do hereby constitute and appoint Gregory J. Rizzo and Laura Buss Sayavedra, and each of them, any of whom may act without the joinder of the other, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a shelf registration statement or registration statements providing for the issuance by the Partnership of common units, debt securities and guarantees of debt securities, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-3, and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
Executed as of the 10th day of March, 2009.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its General Partner

	By:	Spectra Energy Partners GP, LLC,
its General Partner

	By:	/s/ Gregory J. Rizzo

	Name:	Gregory J. Rizzo
ATTEST:	Title:	President and Chief Executive Officer

/s/ Norma M. Tidrow

Name:	Norma M. Tidrow
Title:	Assistant Secretary

Signature	Title	Date

/s/ Gregory J. Rizzo Gregory J. Rizzo	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2009

/s/ Laura Buss Sayavedra Laura Buss Sayavedra	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	March 10, 2009

/s/ Fred J. Fowler Fred J. Fowler	Chairman of the Board	March 10, 2009

/s/ Steven D. Arnold
Steven D. Arnold	Director	March 10, 2009

/s/ Stewart A. Bliss Stewart A. Bliss	Director	March 10, 2009

/s/ Nora M. Brownell
Nora M. Brownell	Director	March 10, 2009

/s/ Patrick J. Hester
Patrick J. Hester	Director	March 10, 2009

/s/ Mark Fiedorek
Mark Fiedorek	Director	March 10, 2009